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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-4 of ICON Health & Fitness, Inc. of our report dated August 29, 2000 relating to the financial statements and financial statement schedule of ICON Health &
Fitness, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP
Salt Lake City, Utah
October 10, 2000